Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5453

Kristen Cardillo, Corporate Communications – 858-617-2317

BD ANNOUNCES RESULTS FOR 2015 SECOND FISCAL QUARTER

•	Announces revenues of $2.051 billion, an increase of 4.9 percent on a currency-neutral basis. Revenues decreased 1.0 percent, which reflects the unfavorable impact of foreign currency translation.

•	Reports adjusted diluted earnings per share of $1.61, an increase of 1.3 percent, or 8.2 percent on a foreign currency-neutral basis. Reported diluted earnings per share were $1.08.

•	The Company reaffirms its previously communicated currency-neutral revenue and earnings guidance on a standalone basis. The Company expects full fiscal year 2015 adjusted diluted earnings per share, including the accretion from the CareFusion acquisition, to be between $7.00 and $7.10. This represents growth of 19.0 to 20.0 percent on a currency-neutral basis. Including the estimated unfavorable impact of foreign currency, the Company expects adjusted diluted earnings per share growth of 8.0 to 9.0 percent. The Company expects full fiscal year reported diluted earnings per share to be between $4.20 and $4.30.

•	Reaffirms that the acquisition of CareFusion is expected to be accretive to adjusted diluted earnings per share on a high-teen percentage basis in fiscal year 2016.

Franklin Lakes, NJ (May 7, 2015) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $2.051 billion for the second fiscal quarter ended March 31, 2015, representing a decrease of 1.0 percent from the prior-year period, or an increase of 4.9 percent on a foreign currency-neutral basis.

“We are proud of our final standalone quarter, as we welcome CareFusion to BD,” said Vincent A. Forlenza, Chairman, CEO and President. “Our performance this quarter demonstrates the breadth of the growth drivers across our businesses and regions, and highlights the diversity of our portfolio. We look forward to the future with confidence as we integrate the acquisition of CareFusion.”

Second Quarter and Six-Month Fiscal 2015 Operating Results

Adjusted diluted earnings per share were $1.61, compared with $1.59 in the prior-year period. This represents an increase of 1.3 percent, or 8.2 percent on a currency-neutral basis. Current and prior-year results were impacted by certain specified items, which exclude, among other items, the non-cash amortization of intangible assets. These specified items are detailed in the accompanying reconciliation of non-GAAP financial measures. On a reported basis, diluted earnings per share for the second quarter were $1.08 compared with $1.45 in the prior-year period.

For the six-month period ended March 31, 2015, adjusted diluted earnings per share were $3.14, compared with $3.02 in the prior-year period. This represents an increase of 4.0 percent, or 11.6 percent on a currency-neutral basis. On a reported basis, diluted earnings per share were $2.28, compared with $2.82 in the prior-year period.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $1.106 billion, representing a decrease of 0.9 percent compared with the prior-year period, or an increase of 5.4 percent on a foreign currency-neutral basis. The segment’s revenue growth reflects strong sales in the Medical Surgical Systems unit, partially offset by an unfavorable comparison to the prior-year period in the Diabetes Care and Pharmaceutical Systems units.

For the six-month period ended March 31, 2015, BD Medical revenues decreased 0.1 percent, or increased 4.8 percent on a currency-neutral basis.

In the BD Life Sciences segment, worldwide revenues for the quarter were $945 million, representing a decrease of 1.1 percent compared with the prior-year period, or an increase of 4.4 percent on a foreign currency-neutral basis. The segment’s revenue growth reflects strong clinical microbiology sales in the Diagnostic Systems unit and solid sales in Preanalytical Systems. The Biosciences unit was negatively impacted by the timing of government funding in Japan, as expected.

For the six-month period ended March 31, 2015, BD Life Sciences revenues increased 0.9 percent, or 5.5 percent on a currency-neutral basis.

Geographic Results

Second quarter revenues in the U.S. of $863 million represent an increase of 4.5 percent over the prior-year period. U.S. revenues reflected notable growth across both segments. Within the BD Medical segment, strong Medical Surgical Systems growth was partially offset by the aforementioned unfavorable comparison to the prior-year period in the Diabetes Care and Pharmaceutical Systems units. The Life Sciences segment reflects strong growth within Diagnostic Systems’ clinical microbiology products, in addition to strong research reagent and instrument growth in Biosciences.

Revenues outside of the U.S. were $1.188 billion, representing a decrease of 4.7 percent compared with the prior-year period, or an increase of 5.2 percent on a foreign currency-neutral basis. International revenues reflected softness in Japan due to the aforementioned impact of the timing of government funding as well as softness in emerging markets. Growth in emerging markets was impacted by order timing in China, as well as other countries. The Company also experienced softness in Brazil, as expected. The Company expects growth of approximately 10 percent in emerging markets for the total fiscal year.

For the six-month period ended March 31, 2015, revenues in the U.S. were $1.744 billion, representing an increase of 4.1 percent compared with the prior-year period. Revenues outside of the U.S. were $2.358 billion, representing a decrease of 2.2 percent when compared with the prior-year period, or an increase of 5.8 percent on a foreign currency-neutral basis.

Fiscal 2015 Outlook for Full Year

On a standalone basis, the Company reaffirms its previously communicated currency-neutral revenue and earnings guidance. The Company estimates that revenues for the full fiscal year 2015 will increase approximately 5.0 percent on a foreign currency-neutral basis. On a reported basis, revenues are expected to decline approximately 1.5 percent, due to the unfavorable impact of foreign currency. The Company expects adjusted diluted earnings per share to grow 9.0 to 10.0 percent on a foreign currency-neutral basis. Including the estimated unfavorable impact of foreign-currency, adjusted diluted earnings per share are expected to be between $6.43 and $6.50.

Revenues for the full fiscal year 2015, including the accretion from the acquisition of CareFusion, are expected to increase approximately 28.0 to 29.0 percent on a foreign-currency neutral basis, or between 21.0 and 22.0 percent on a reported basis. The estimated annualized organic revenue growth, including CareFusion, is expected to be approximately 4.5 percent.

Adjusted diluted earnings per share for the full fiscal year 2015, which excludes, among other specified items, the non-cash amortization of intangible assets, and includes the accretion from the CareFusion acquisition, are expected to be between $7.00 and $7.10. This represents growth of 19.0 to 20.0 percent on a currency-neutral basis. Including the estimated unfavorable impact of foreign-currency, the Company expects adjusted diluted earnings per share growth of 8.0 to 9.0 percent. The Company expects full fiscal year reported diluted earnings per share to be between $4.20 and $4.30.

Conference Call Information

A conference call regarding BD’s second quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, May 7th, 2015. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, May 14th, 2015, confirmation number 21629817.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD

BD is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. Our innovative solutions are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology and respiratory care; advancing cellular research and applications; enhancing the diagnosis of infectious diseases and cancers; and supporting the management of diabetes. We are more than 45,000 associates in 50 countries who strive to fulfill our purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world. In 2015, BD welcomed CareFusion and its products into the BD family of solutions. For more information on BD, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2015 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; potential cuts in governmental healthcare spending, which could result in reduced demand for our product or downward pricing pressure; measures to contain healthcare costs; adverse changes in regional, national or foreign economic conditions, including any impact that may result on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems; competitive factors including technological advances and new products introduced by competitors; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws and regulations impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2015	2014	% Change
REVENUES	$2,051	$2,072	(1.0)

Cost of products sold	1,005	1,019	(1.4)
Selling and administrative expense	511	525	(2.6)
Research and development expense	129	147	(12.0)
Acquisition-related costs	113	—	NM

TOTAL OPERATING COSTS AND EXPENSES	1,758	1,690	4.0

OPERATING INCOME	293	381	(23.3)
Interest expense	(91)	(33)	NM
Interest income	8	10	(15.7)
Other income, net	15	5	NM

INCOME BEFORE INCOME TAXES	225	363	(38.0)
Income tax provision	9	76	(88.5)

NET INCOME	$216	$287	(24.7)

EARNINGS PER SHARE
Basic Earnings per Share	$1.10	$1.48	(25.7)
Diluted Earnings per Share	$1.08	$1.45	(25.5)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	196,085	193,609
Diluted	199,938	197,488

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2015	2014	% Change
REVENUES	$4,102	$4,086	0.4

Cost of products sold	2,011	1,999	0.6
Selling and administrative expense	1,055	1,056	(0.1)
Research and development expense	258	273	(5.3)
Acquisition-related costs	136	—	NM

TOTAL OPERATING COSTS AND EXPENSES	3,460	3,327	4.0

OPERATING INCOME	642	759	(15.5)
Interest expense	(167)	(67)	NM
Interest income	19	24	(21.4)
Other income, net	17	6	NM

INCOME BEFORE INCOME TAXES	510	722	(29.3)
Income tax provision	58	164	(64.3)

NET INCOME	$452	$558	(19.1)

EARNINGS PER SHARE
Basic Earnings per Share	$2.32	$2.88	(19.4)
Diluted Earnings per Share	$2.28	$2.82	(19.1)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	194,447	193,909
Diluted	198,493	197,998

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in millions)

	Three Months Ended March 31,
	2015	2014	% Change
BD MEDICAL
United States	$447	$434	3.0
International	658	682	(3.5)

TOTAL	$1,106	$1,116	(0.9)

BD LIFE SCIENCES
United States	$416	$392	6.1
International	530	564	(6.1)

TOTAL	$945	$956	(1.1)

TOTAL REVENUES
United States	$863	$826	4.5
International	1,188	1,246	(4.7)

TOTAL	$2,051	$2,072	(1.0)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in millions)

	Six Months Ended March 31,
	2015	2014	% Change
BD MEDICAL
United States	$904	$875	3.3
International	1,273	1,304	(2.4)

TOTAL	$2,177	$2,180	(0.1)

BD LIFE SCIENCES
United States	$839	$799	5.0
International	1,085	1,107	(2.0)

TOTAL	$1,925	$1,907	0.9

TOTAL REVENUES
United States	$1,744	$1,675	4.1
International	2,358	2,412	(2.2)

TOTAL	$4,102	$4,086	0.4

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31,

(Unaudited; Amounts in millions)

	United States
	2015	2014	% Change
BD MEDICAL
Medical Surgical Systems	$256	$240	6.5
Diabetes Care	120	118	2.0
Pharmaceutical Systems	72	76	(6.2)

TOTAL	$447	$434	3.0

BD LIFE SCIENCES
Preanalytical Systems	$170	$163	4.1
Diagnostic Systems	149	138	7.5
Biosciences	97	90	7.7

TOTAL	$416	$392	6.1

TOTAL UNITED STATES	$863	$826	4.5

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31, (continued)

(Unaudited; Amounts in millions)

	International
			% Change
	2015	2014	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$309	$311	(0.6)	8.4	(9.0)
Diabetes Care	127	133	(4.9)	5.9	(10.8)
Pharmaceutical Systems	223	238	(6.5)	5.4	(11.9)

TOTAL	$658	$682	(3.5)	6.9	(10.4)

BD LIFE SCIENCES
Preanalytical Systems	$169	$179	(5.6)	4.8	(10.4)
Diagnostic Systems	169	173	(2.2)	8.1	(10.3)
Biosciences	192	212	(9.7)	(2.1)	(7.6)

TOTAL	$530	$564	(6.1)	3.2	(9.3)

TOTAL INTERNATIONAL	$1,188	$1,246	(4.7)	5.2	(9.9)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31, (continued)

(Unaudited; Amounts in millions)

	Total
			% Change
	2015	2014	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$565	$551	2.5	7.5	(5.0)
Diabetes Care	247	251	(1.7)	4.1	(5.8)
Pharmaceutical Systems	294	314	(6.4)	2.6	(9.0)

TOTAL	$1,106	$1,116	(0.9)	5.4	(6.3)

BD LIFE SCIENCES
Preanalytical Systems	$339	$342	(1.0)	4.5	(5.5)
Diagnostic Systems	318	311	2.2	7.8	(5.6)
Biosciences	289	302	(4.5)	0.8	(5.3)

TOTAL	$945	$956	(1.1)	4.4	(5.5)

TOTAL REVENUES	$2,051	$2,072	(1.0)	4.9	(5.9)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31,

(Unaudited; Amounts in millions)

	United States
	2015	2014	% Change
BD MEDICAL
Medical Surgical Systems	$524	$502	4.2
Diabetes Care	243	239	1.4
Pharmaceutical Systems	138	133	3.4

TOTAL	$904	$875	3.3

BD LIFE SCIENCES
Preanalytical Systems	$342	$335	2.1
Diagnostic Systems	308	288	7.0
Biosciences	190	177	7.1

TOTAL	$839	$799	5.0

TOTAL UNITED STATES	$1,744	$1,675	4.1

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31, (continued)

(Unaudited; Amounts in millions)

	International
			% Change
	2015	2014	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$642	$627	2.3	9.5	(7.2)
Diabetes Care	267	275	(2.8)	6.0	(8.8)
Pharmaceutical Systems	364	402	(9.4)	(0.2)	(9.2)

TOTAL	$1,273	$1,304	(2.4)	5.8	(8.2)

BD LIFE SCIENCES
Preanalytical Systems	$351	$355	(1.2)	7.4	(8.6)
Diagnostic Systems	347	348	(0.2)	8.5	(8.7)
Biosciences	387	404	(4.3)	2.1	(6.4)

TOTAL	$1,085	$1,107	(2.0)	5.8	(7.8)

TOTAL INTERNATIONAL	$2,358	$2,412	(2.2)	5.8	(8.0)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31, (continued)

(Unaudited; Amounts in millions)

	Total
			% Change
	2015	2014	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$1,165	$1,130	3.1	7.2	(4.1)
Diabetes Care	510	514	(0.8)	3.8	(4.6)
Pharmaceutical Systems	502	535	(6.2)	0.7	(6.9)

TOTAL	$2,177	$2,180	(0.1)	4.8	(4.9)

BD LIFE SCIENCES
Preanalytical Systems	$692	$690	0.4	4.8	(4.4)
Diagnostic Systems	655	636	3.1	7.8	(4.7)
Biosciences	577	581	(0.8)	3.7	(4.5)

TOTAL	$1,925	$1,907	0.9	5.5	(4.6)

TOTAL REVENUES	$4,102	$4,086	0.4	5.1	(4.7)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in millions)

	Three Months Ended March 31,
			% Change
	2015	2014	Reported	FXN	FX Impact
TOTAL SAFETY REVENUES
United States	$294	$287	2.2	2.2	—
International	256	244	5.2	16.3	(11.1)

TOTAL	$550	$531	3.6	8.7	(5.1)

BY SEGMENT
BD Medical	$281	$263	6.7	11.6	(4.9)
BD Life Sciences	269	268	0.6	5.8	(5.2)

TOTAL	$550	$531	3.6	8.7	(5.1)

	Six Months Ended March 31,
			% Change
	2015	2014	Reported	FXN	FX Impact
TOTAL SAFETY REVENUES
United States	$602	$602	0.1	0.1	—
International	521	486	7.2	16.2	(9.0)

TOTAL	$1,123	$1,088	3.3	7.3	(4.0)

BY SEGMENT
BD Medical	$577	$548	5.2	9.0	(3.8)
BD Life Sciences	547	540	1.3	5.5	(4.2)

TOTAL	$1,123	$1,088	3.3	7.3	(4.0)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2015 Quarter-to-Date Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31,
	2015		2014		Growth	Foreign Currency Translation	Foreign Currency Neutral Change	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$1.08		$1.45		$(0.37)	$(0.10)	$(0.27)	(25.5%)	(18.6%)

Financing Related Costs ($58 million or $34 million after-tax) (1)	0.17		—
Acquisition Related Costs ($113 million or $66 million after-tax) (2)	0.33		—
Purchase Accounting Adjustments ($9 million or $3 million after-tax and $19 million or $13 million after-tax, respectively)	0.01	(3)	0.06	(4)		(0.01)
Dilutive Share Impact (5)	0.02		—
Asset Write-offs ($20 million or $12 million after-tax) (6)	—		0.06
Other Specified Items, Net ($2 million or $2 million after-tax) (7)	—		0.01

Adjusted Diluted Earnings per Share	$1.61		$1.59		$0.02	$(0.11)	$0.13	1.3%	8.2%

(1)	Represents financing related costs associated with the CareFusion acquisition.
(2)	Represents transaction costs (pre-tax $33 million), integration costs (pre-tax $18 million), and restructuring costs (pre-tax $62 million) associated with the CareFusion acquisition.
(3)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets of $18 million pre-tax, partially offset by an acquisition-date accounting gain on previously held investment in CRISI Medical Systems, Inc. of $9 million pre-tax.
(4)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets of $19 million pre-tax.
(5)	Represents the dilutive impact of BD shares issued as part of purchase consideration for CareFusion acquisition prior to the consolidation of its operating results beginning on April 1, 2015.
(6)	Represents the write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Life Sciences segment.
(7)	Represents the cost associated with the decision to early terminate a European distributor arrangement in the Life Sciences segment of $11 million pre-tax, which was largely offset by a gain from a cash distribution received from the sale of a company, of which BD had a small equity ownership, of $8 million pre-tax.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2015 Year-to-Date Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Six Months Ended March 31,
	2015		2014		Growth	Foreign Currency Translation	Foreign Currency Neutral Change	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$2.28		$2.82		$(0.54)	$(0.22)	$(0.32)	(19.1%)	(11.3%)

Financing Related Costs ($102 million or $62 million after-tax) (1)	0.31		—
Acquisition Related Costs ($136 million or $84 million after-tax) (2)	0.42		—
Purchase Accounting Adjustments ($27 million or $15 million after-tax and $37 million or $25 million after-tax, respectively)	0.08	(3)	0.13	(4)		(0.01)
Litigation Related Charge ($12 million or $7 million after-tax) (5)	0.04		—
Dilutive Share Impact (6)	0.02		—
Asset Write-offs ($20 million or $12 million after-tax) (7)	—		0.06
Other Specified Items, Net ($2 million or $2 million after-tax) (8)	—		0.01

Adjusted Diluted Earnings per Share	$3.14		$3.02		$0.12	$(0.23)	$0.35	4.0%	11.6%

(1)	Represents financing related costs associated with the CareFusion acquisition.
(2)	Represents transaction costs (pre-tax $43 million), integration costs (pre-tax $31 million), and restructuring costs (pre-tax $62 million) associated with the CareFusion acquisition.
(3)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets of $35 million pre-tax, partially offset by an acquisition-date accounting gain on previously held investment in CRISI Medical Systems, Inc. of $9 million pre-tax.
(4)	Represents non-cash amortization expense associated with acquisition related identifiable intangible assets of $37 million pre-tax.
(5)	Represents a charge for plaintiff’s attorneys’ fees associated with the unfavorable verdict in the antitrust and false advertising lawsuit filed against BD by RTI.
(6)	Represents the dilutive impact of BD shares issued as part of purchase consideration for CareFusion acquisition prior to the consolidation of its operating results beginning on April 1, 2015.
(7)	Represents the write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Life Sciences segment.
(8)	Represents the cost associated with the decision to early terminate a European distributor arrangement in the Life Sciences segment of $11 million pre-tax, which was largely offset by a gain from a cash distribution received from the sale of a company, of which BD had a small equity ownership, of $8 million pre-tax.

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2015 Outlook Reconciliation

	BD Standalone			BD Including CareFusion Accretion
	Reported			Reported
	Basis	FX Impact	FXN Basis	Basis	FX Impact	FXN Basis
Revenues - Full Year FY2015 estimated growth	(1.5%)	(6.5%)	~5.0%	21.0% - 22.0%	~(7.0%)	28.0% - 29.0%

	Full Year	Full Year		Full Year	Full Year
	FY 2015	FY 2014	% Increase	FY 2015	FY 2014	% Increase
	(estimated)			(estimated)
Reported Fully Diluted Earnings per Share	$6.14 - 6.21	5.99	NM	$4.20 - 4.30	$5.99	NM
Financing Related Costs	—	0.02		0.31	0.02
Acquisition Related Costs	—	—		0.42	—
Purchase Accounting Adjustments	0.25	0.26		2.01	0.26
Litigation Related Charge	0.04	—		0.04	—
Dilutive Share Impact	—	—		0.02	—
Non-acquisition Related Employee Termination Costs	—	0.12		—	0.12
Research and Development Charges (1)	—	0.08		—	0.08
Pension Settlement Charge	—	0.01		—	0.01
Other Specified Items, Net (2)	—	0.03		—	0.03

Adjusted Fully Diluted Earnings per Share	$6.43 - 6.50	6.50	(1.0%) - 0.0%	$7.00 - 7.10	$6.50	8.0% - 9.0%

FX Impact			(10.0%)			(11.0%)

Adjusted FXN Growth			9.0% - 10.0%			19.0% - 20.0%

(1)	Includes a write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Life Sciences segment and a charge associated with the decision to terminate a research and development program in the Medical segment.
(2)	Includes the cost associated with the decision to early terminate a European distributor arrangement in the Life Sciences segment. Also includes a charge resulting from the adjustment to the carrying amount of an asset that is being held for sale, and a gain from a cash distribution received from the sale of a company, of which BD had a small equity ownership.

Organic Revenues Growth

	Q1	Q2	Q3	Q4	Full Year FY 2015
			(estimated)	(estimated)	(estimated)
CareFusion Revenues, Reported	16.1%	3.0%	(7.5% - 9/5%)	0.0% - 2.0%	~2.5%
FX Impact	(1.4%)	(2.4%)	~(2.5%)	~(3.0%)	~(2.0%)

CareFusion Revenues, FXN	17.5%	5.4%	(5.0% - 7.0%)	3.0% - 5.0%	~4.5%
CareFusion Inorganic Revenues, FXN	(7.6%)	—	—		~(1.5%)

CareFusion Organic Revenues, FXN	9.9%	5.4%	(5.0% - 7.0%)	3.0% - 5.0%	~3.0%

BD Standalone Revenues, Reported	1.8%	(1.0%)	~(3.0%)		~(1.5%)
FX Impact	(3.5%)	(5.9%)	~(8.0%)		~(6.5%)

BD Standalone Revenues, FXN	5.3%	4.9%	~5.0%		~5.0%
BD Standalone Inorganic Revenues, FXN	NM	NM	NM		NM

BD Standalone Organic Revenues, FXN	5.3%	4.9%	~5.0%		~5.0%

CareFusion Organic Revenues, FXN					~3.0%
BD Standalone Organic Revenues, FXN					~5.0%

BD Including CareFusion Organic Revenues, FXN					~4.5%

NM - Not Meaningful

FXN = Foreign Currency Neutral